EXHIBIT 1

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   Condensed Consolidated Financial Statements

                               September 30, 1997

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

                  Nine Months Ended September 30, 1997 and 1996

                                      INDEX
                                      -----

      FINANCIAL STATEMENTS:

      Condensed Consolidated Balance Sheets                                    1
      Condensed Consolidated Statements of Income                              2
      Condensed Consolidated Statements of Cash Flows                          3
      Notes to Condensed Consolidated Financial Statements                     4

The New York State Insurance Department recognizes only statutory accounting practices for determining and reporting the financial condition and results of operations of an insurance company, for determining its solvency under the New York Insurance Law, and for determining where its financial condition warrants the payment of a dividend to its stockholders. No consideration is given by the New York State Insurance Department to financial statements prepared in accordance with generally accepted accounting principles in making such determinations.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                      CONDENSED CONSOLIDATED BALANCE SHEETS

                  (Dollars in thousands, except per share data)

                                                         September 30,     December 31,
                            ASSETS                           1997              1996
                                                             ----              ----
Bonds at market value (amortized cost of $1,208,318 and
 $1,054,678)                                              $1,240,194        $1,068,677
Equity investments at market value (cost of $19,553 and
 $1,000)                                                      19,689             1,000
Short-term investments                                       144,930            55,699
                                                          ----------        ----------

     Total investments                                     1,404,813         1,125,376
Cash                                                           7,587             7,517
Deferred acquisition costs                                   161,038           146,233
Prepaid reinsurance premiums                                 172,859           151,224
Reinsurance recoverable on unpaid losses                      30,126            29,875
Receivable for securities sold                                46,417
Other assets                                                  76,717            69,705
                                                          ----------        ----------

          TOTAL ASSETS                                    $1,899,557        $1,529,930
                                                          ==========        ==========

             LIABILITIES AND SHAREHOLDER'S EQUITY

Deferred premium revenue                                  $  575,750        $  511,196
Losses and loss adjustment expenses                           73,112            72,079
Deferred federal income taxes                                 54,890            41,682
Ceded reinsurance balances payable                            11,668            12,599
Payable for securities purchased                             169,070            14,142
Long-term debt                                                50,000
Accrued expenses and other liabilities                        70,606            62,900
                                                          ----------        ----------

          TOTAL LIABILITIES                                1,005,096           714,598
                                                          ----------        ----------

Common stock (624 and 660 shares authorized, issued and
   outstanding; par value of $24,032 and $22,727 per share)   15,000            15,000
Additional paid-in capital                                   646,620           654,470
Unrealized gain on investments (net of deferred income
   tax provision of $11,204 and $4,899)                       20,808             9,099
Accumulated earnings                                         212,033           136,763
                                                          ----------        ----------

          TOTAL SHAREHOLDER'S EQUITY                         894,461           815,332
                                                          ----------        ----------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY                $1,899,557        $1,529,930
                                                          ==========        ==========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME

                             (Dollars in thousands)

                                                 Nine Months Ended September 30,
                                                 -------------------------------
                                                      1997              1996
                                                      ----              ----
REVENUES:
   Net premiums written (net of premiums ceded of
      $50,986 and $43,021)                        $ 123,590         $  93,314
   Increase in deferred premium revenue             (44,051)          (29,193)
                                                  ---------         ---------
   Premiums earned (net of premiums ceded of
      $28,791 and $28,854)                           79,539            64,121
   Net investment income                             50,226            45,950
   Net realized gains (losses)                        6,329            (2,488)
   Other income                                      10,490               162
                                                  ---------         ---------

                   TOTAL REVENUES                   146,584           107,745
                                                  ---------         ---------

EXPENSES:
   Losses and loss adjustment expenses (net of
      reinsurance recoveries of $2,881 and $1,947)    6,867             4,637
   Policy acquisition costs                          20,714            18,081
   Other operating expenses                          14,843            10,834
                                                  ---------         ---------

                   TOTAL EXPENSES                    42,424            33,552
                                                  ---------         ---------

INCOME BEFORE INCOME TAXES                          104,160            74,193

Provision for income taxes                           28,890            18,870
                                                  ---------         ---------

          NET INCOME                              $  75,270         $  55,323
                                                  =========         =========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (Dollars in thousands)

                                                 Nine Months Ended September 30,
                                                 -------------------------------
                                                         1997          1996
                                                         ----          ----
Cash flows from operating activities:
   Premiums received, net                            $ 119,152     $  97,506
   Policy acquisition and other operating expenses
     paid, net                                         (36,373)      (29,996)
   Recoverable advances received (paid)                 (6,242)        6,373
   Loss and LAE paid, net                               (7,131)       (9,700)
   Net investment income received                       46,738        46,444
   Federal income taxes paid                           (20,683)      (25,292)
   Other, net                                            2,601       (14,693)
                                                     ---------     ---------
          Net cash provided by operating activities     98,062        70,642
                                                     ---------     ---------

Cash flows from investing activities:
   Proceeds from sales of bonds                        787,914       843,083
   Purchases of bonds                                 (845,072)     (833,810)
   Sale of subsidiaries                                  9,486
   Purchases of property and equipment                  (2,469)       (1,502)
   Net increase in short-term securities               (87,101)      (39,036)
                                                     ---------     ---------
          Net cash used for investing activities      (137,242)      (31,265)
                                                     ---------     ---------

Cash flows from financing activities:
   Stock repurchase                                    (10,750)      (15,000)
   Surplus notes                                        50,000
   Dividends paid                                                    (18,000)
                                                     ---------     ---------

          Net cash provided by (used for) financing
               activities                               39,250       (33,000)
                                                     ---------     ---------

Net increase in cash                                        70         6,377

Cash at beginning of period                              7,517           555
                                                     ---------     ---------

Cash at end of period                                $   7,587     $   6,932
                                                     =========     =========

            See notes to condensed consolidated financial statements.

                        FINANCIAL SECURITY ASSURANCE INC.
                                AND SUBSIDIARIES

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

              FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1997 AND 1996

1. ORGANIZATION AND OWNERSHIP

      Financial Security Assurance Inc. (the Company), an indirect wholly owned subsidiary of Financial Security Assurance Holdings Ltd. (the Parent), is an insurance company domiciled in the State of New York. The Company is primarily engaged in the business of providing financial guaranty insurance on asset-backed financings and municipal obligations.

2. BASIS OF PRESENTATION

      The accompanying condensed consolidated financial statements have been prepared by the Company and are unaudited. In the opinion of management, all adjustments, which include only normal recurring adjustments, necessary to present fairly the financial position, results of operations and cash flows at September 30, 1997 and for all periods presented, have been made.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. These statements should be read in conjunction with the Company's December 31, 1996 consolidated financial statements and notes thereto. The year-end condensed balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. The results of operations for the periods ended September 30, 1997 and 1996 are not necessarily indicative of the operating results for the full year.

      Certain amounts in the 1996 financial statements have been reclassed to conform to the 1997 presentation.

3. SURPLUS NOTES

      On September 21, 1997, the Company borrowed $50 million from its Parent in the form of Surplus Notes. These notes carry a simple interest rate of 5.0% per annum. Principal of and interest on the Surplus Notes may be paid at any time at the option of the Company, subject to prior approval of the New York Insurance Department. The borrowed funds will be used for general corporate purposes.